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Exhibit 99(a)(1)(vi)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

        GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.    Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.

For This Type of Account:		Give the Name and Social Security Number of:	For This Type of Account:		Give the Name and Employer Identification Number of:

1.	Individual	The individual	6.	Sole proprietorship or single-owner LLC	The owner(3)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	Legal entity(4)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8.	Corporate or LLC electing corporate status on Form 8832	The corporation
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership or multi-member LLC	The partnership
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
5.	Sole proprietorship or single-owner LLC	The owner(3)	11.	A broker or registered nominee	The broker or nominee
			12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's SSN.

(3)
You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE:
If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
(Section references are the Internal Revenue Code of 1986, as amended)

Resident Aliens

        If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number ("ITIN"). Enter it on the portion of the Form W-9 or substitute Form W-9 where the SSN would be entered. If you do not have an ITIN, see "Obtaining a Number" below.

Name

        If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Obtaining a Number

        If you do not have a taxpayer identification number ("TIN"), either because you are an individual and you do not have a social security number, or you are an entity, and you do not have an employee identification number, apply for one immediately. To apply for an SSN, obtain Form SS-5, Application for a Social Security Card Number, from your local office of the Social Security Administration. To apply for an EIN, obtain Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the "IRS") by calling 1-800-829-4933 or visiting the IRS's Internet web site at www.irs.gov. Resident aliens who are not eligible to get an SSN and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS by calling 1-800-829-4933 or visiting the IRS's Internet web site at www.irs.gov. If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the payer before you are subject to backup withholding on payments. Other payments are subject to backup withholding without regard to the 60-day rule until you provide your TIN.

        Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Payees and Payments Exempt from Backup Withholding:

        If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. ENTER YOUR NAME AS DESCRIBED ABOVE AND CHECK THE APPROPRIATE BOX FOR YOUR STATUS, THEN CHECK THE "EXEMPT FROM BACKUP WITHHOLDING" BOX, SIGN AND DATE THE FORM.

        The following is a list of payees who may be exempt from backup withholding and for which no information reporting is required:

  1.
  An organization exempt from tax under section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  2.
  The United States or any agency or instrumentality thereof.

  3.
  A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  4.
  A foreign government, or any of its political subdivisions, agencies or instrumentalities.

  5.
  An international organization or any agency, or instrumentality thereof.

  6.
  A corporation.

  7.
  A foreign central bank of issue.

  8.
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  9.
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  10.
  A real estate investment trust.

  11.
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  12.
  A common trust fund operated by a bank under section 584(a).

  13.
  A financial institution.

  14.
  A middleman known in the investment community as a nominee or custodian.

  15.
  A trust exempt from tax under Section 664 or described in Section 4947.

        For interest and dividends, all listed payees are exempt except the payee in 9 above. For broker transactions, payees listed in items 1 through 13 and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items 1 through 7, except the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding:

  •
  Medical and health care payments;

  •
  Attorneys' fees; and

  •
  Payments for services paid by a federal executive agency.

Payments Exempt from Backup Withholding

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payment made by certain foreign organizations.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest.

  •
  Payments described in section 6049(b)(5) to non-resident aliens.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

        Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N.

        PRIVACY ACT NOTICE.    Section 6109 requires you to furnish your correct TIN to payers who must report the payments to IRS to report interest, dividends, and certain other income paid to you. The IRS uses the TIN for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are qualified to file a tax return. Payers must generally withhold from taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

        (1)   PENALTY FOR FAILURE TO FURNISH TIN. If you fail to furnish your TIN to a requestor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)   CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)   CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9